Exhibit 99.1

FOR MORE INFORMATION, CONTACT:

Paul Carlson

Cascade Microtech, Inc.

(503) 601-1000

CASCADE MICROTECH APPOINTS NEW CFO

BEAVERTON, OR. — April 1, 2010 — Cascade Microtech, (NASDAQ: CSCD) a leading supplier of probe stations, engineering probes and RF probe cards, has appointed Jeff Killian as CFO effective today, April 1, 2010. He previously held the position of Director of Finance at Cascade Microtech.

Mr. Killian joined Cascade Microtech in June 2008, and most recently led the successful acquisition of Suss MicroTec Test Systems Division, which concluded this past January. Mr. Killian joined Cascade Microtech from TriQuint Semiconductor where he held positions of increasing responsibility over an 11 year period that included treasurer, corporate controller, and director of financial planning and analysis. He holds a BS in Finance from Oregon State University and a MBA from University of Oregon.

Cascade Microtech accepted the resignation of Steven Sipowicz, its former CFO, effective March 31, 2010. Mr. Sipowicz will be leaving to pursue other interests.

“We wish Steven all the best and thank him for his six years of service to Cascade Microtech,” said F. Paul Carlson, Chairman and CEO. “Having very capable managers available to assume key responsibilities is an operational goal at Cascade Microtech. We are fortunate to fill this critical role with an experienced leader such as Jeff Killian, who is deeply knowledgeable and highly involved in our business.”

On January 27, 2010, Cascade Microtech announced the acquisition of the Test Systems Division of Suss MicroTec AG, located in Dresden, Germany, and renamed it Cascade Microtech Dresden. The integration process is progressing as planned and should provide us the opportunity to leverage our products and services and focus the necessary resources in achieving leading-edge customer solutions which address accelerated growth markets.

About Cascade Microtech

Cascade Microtech, Inc. (NASDAQ: CSCD) is a worldwide leader in the precise electrical and mechanical measurement and test of integrated circuits (ICs) and other small structures. For technology businesses and scientific institutions that need to evaluate small structures, Cascade Microtech delivers access to electrical data from wafers, ICs, IC packages, circuit boards and modules, MEMS, 3D ICs, LED devices and more. Cascade Microtech’s leading-edge semiconductor production test products include unique probe cards and test sockets that reduce manufacturing costs of high-speed and high-density semiconductor chips. For more information visit www.cascademicrotech.com.

Forward-Looking Statements Disclosure

This press release contains statements, including the statements by Paul Carlson and statements as to the Company’s expectations as to the impact of the acquisition of the SUSS MicroTec Test Systems Division on the Company’s business, that are “forward-looking” statements within the meaning of the Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “intends,” “plans,” “should,” “believes,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements are based on current expectations, estimates and projections about the acquisition based in part on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including difficulties or unexpected costs or delays in the integration of the operations, employees, products, sales channels, strategies, and technologies of the acquired business; the potential failure of the expected market opportunity to materialize; the potential inability to realize expected benefits and synergies; potential diversion of management’s attention from our existing business as well as that of the acquired business; potential adverse effects on relationships with our existing suppliers, customers or partners; and other risks and uncertainties as discussed from time to time in the Company’s Securities and Exchange Commission filings and reports, including the Company’s Annual Report on Form 10-K. In addition such statements could be affected by general industry and market conditions and growth rates and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward statement to reflect events or circumstances after the date of this release.

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